EXHIBIT 99.2

Annexed hereto is the Press release of EC Power, Inc., dated November 16, 2004, announcing its acquisition of FBC Technologies, Inc.

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                            [LOGO OF EC POWER, INC.]

                                 EC Power, Inc.
                          41 Watchung Plaza, Suite 386
                               Montclair, NJ 07042
                               Tel: (212) 399-6682       Trading Symbol: ECPW.PK
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PRESS RELEASE

FOR IMMEDIATE RELEASE

                  EC POWER COMPLETES ACQUISITION OF WASTEWATER
                       TREATMENT COMPANY FBC TECHNOLOGIES

          Revenue Contribution Of Up To $7 Million Anticipated In 2005

Montclair, NJ, November 16, 2004 - EC Power, Inc (Pink Sheets: ECPW), which is focused on acquiring and growing international companies with proprietary clean energy and environmental technologies, today announced it has completed its previously announced acquisition of privately held FBC Technologies, Inc., an emerging leader in the fast growing wastewater treatment business.

FBC, founded in 1999, operates from a 13,000 square foot facility in upstate LeRoy, N.Y., and has developed a unique family of low cost, easily maintained and installed products which reduce odors, reduce BOD, remove ammonia (even in cold waste water) and boost oxygen content. The company's products have been installed in a wide variety of municipal treatment and industrial plants in nine states, Canada and Israel. These include its floating Bio2Bloc and O2ctopus systems and a turbine - based aerator process called O2X-Box.

Mr. Klaus Siebert, founder and CEO of FBC stated, "Since our start in 1999 we have made steady progress in building the company, based on innovative, customer oriented proprietary technology. As part of EC Power, we envision an ability to expand more rapidly and to achieve our key goals of becoming one of the dominant suppliers to smaller wastewater treatment plants handling 500,000 gallons per day or less and developing the scope and personnel to address the large west coast market."

"A further significant opportunity exists" Mr. Siebert said, "to utilize EC Power fuel cell expertise to expand in the high growth alternative power arena, turning waste into methane gas and electricity."

Mr. William E. Potter, Chairman of EC Power stated, "We're extremely pleased to have completed this transaction and to have Klaus on board as Vice-Chairman of the company. We believe that with more than $10 million in outstanding proposals, FBC's revenue contribution in the year ahead could be more than triple its anticipated $1 million in sales in 2004. Actually, our stretch target is $6 to $7 million with new financing in place and the successful commercialization of its "Biodigester" waste to energy conversion system in a joint venture with the world leader in this technology based in New Zealand."

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About The Company

EC Power, Inc. (Environmentally Clean Power) is based in Montclair, NJ and traded on the Pink Sheets (ECPW). Founded in 1998, the company is focused on becoming a leader in selected niches of the related clean energy/environmental technology fields of wastewater treatment, alternative energy, renewable energy and environmentally friendly mass urban transit. With the completion of the merger with FCB Technologies (wastewater treatment and alternative energy), the repositioning of the company's fuel cell subsidiary, and the successful acquisition of a leading international mass urban surface transit manufacturer - coupled with a planned year end completion of up to $10 million in new financing
- the company will be well positioned to achieve growth based on already commercialized, revenue generating proprietary technology. Additional information about EC Power is now available on its website: www.ecpowerinc.com.

Forward Looking Statements

Statements herein concerning the company's or any target's business outlook or future economic performance, anticipated profitability, revenues, expenses, or other financial items; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those contained in such statements. Such risks, uncertainties and factors include, but are not limited to, future capital needs, changes and delays in product development plans and schedules, the completion of acquisitions, customer acceptance of new products, changes in pricing or other actions by competitors, and general economic conditions. Prospective investors in the Company should be aware that there can be no assurance of any return and that an investment in the Company involves a significant degree of risk and should be considered only by persons who can afford the loss of their entire investment. In the light of the significant uncertainties inherent in the forward looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved in any specific time frame or at all.

For more information please contact:

Ken Donenfeld, DGI Investor Relations, 212-425-5700 or info@dgiir.com

Worldwide Financial Marketing, Inc. USA, Broker Relations, 866-360-9998 or info@wwfinancial.com

Michel Morin, EC Power, 212-399-6682 or info@ecpowerinc.com